SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: February 28, 2017

CONCEPT HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55512	87-0363526
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Desta Drive, Suite 5100, Midland, Texas 79705

(Address of Principal Executive Offices, Including Zip Code)

(432)242-4965

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2017, Mr. Thomas Howells announced to the Board of Directors his intention to resign from all positions with the Company, namely, Chief Executive Officer, Chief Financial Officer, and as a member of the Board of Directors.  His decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Howells’ letter of resignation is included herewith as Exhibit 17.1.

On February 28, 2017, the Board of Directors appointed Mr. E. Will Gray II as Chief Executive Officer, Chief Financial Officer, and to the Board of Directors.

Mr. Gray, 41, is a seasoned oil executive who has operated in excess of over 950+ wells within Southeastern New Mexico, West Texas, and Oklahoma.  Since February 2016, he has been the CEO of Remnant Oil Company, LLC.  From January 2013 to August 2015, Mr. Gray was the CEO of Dala Petroleum Corp. Mr. Gray was the CEO and Chairman of Cross Border Resources, Inc. (formerly Doral Energy Corp) from December 10, 2008 to May 31, 2012.  While serving as the Chairman and CEO of Cross Border Resources, Mr. Gray arranged for over $80MM in credit facilities and equity financing for the Company.  Additionally, Mr. Gray has been solely responsible for approximately $73MM worth of A&D transactions since 2008 comprising a mix of both operated and non-operated assets within the Permian Basin.  Subsequent to Cross Border Resources, Mr. Gray served in the capacity as EVP & Head of Capital Markets and Business Development for Resaca Exploitation, a Torch Energy portfolio company headquartered in Houston, Texas.  Mr. Gray received his B.S. in Business Management from Texas State University in 1998. While attending Texas State University, Mr. Gray was a member of the Men’s Varsity Golf Team on which he earned Southland Conference All-Academic honors.

ITEM 8.01

OTHER EVENTS

On February 28, 2017, the Company amended three existing promissory notes to extend the maturity dates of each. The promissory notes originally entered into on February 23, 2015 were amended to include a maturity date of the earlier of February 23, 2018 or the occurrence of a Fundamental Transaction (as defined in the original promissory notes). A second promissory note with Clearline Ventures, LLC entered into on January 10, 2016 was amended to increase the principal amount by $18,040.40 and to include a maturity date of January 10, 2018.  None of the notes are convertible.

Additionally, on that same date, a significant shareholder of the Company, Clearline Ventures, LLC, sold all its shares of common stock in the Company (a total of 3,263,000 shares) to WS Oil and Gas Limited through a Stock Purchase Agreement (the “SPA”). WS Oil and Gas Limited is a company beneficially owned by the Company’s new officer and director, E. Will Gray II. These shares were sold for a total of $125,000 and paid for in the form of a Recourse Promissory Note (the “WS Note”) executed in favor of Clearline Ventures, LLC that will be paid when a merger, reorganization or acquisition between the Company and another corporation or entity or any change of control of the Company where either a majority of current management resigns or is terminated or the majority of ownership of the Company changes. No interest will accrue on the WS Note. Beneficial ownership of the shares sold through the SPA, including, without limitation, all voting, consensual and dividend rights, are now possessed directly by WS Oil and Gas, LLC and indirectly by its principal, E. Will Gray II.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Exhibits

17.1

Letter of Resignation of Thomas Howells, dated February 28, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPT HOLDING CORP.

Date: March 1, 2017	By:	/s/ E. Will Gray II
E. Will Gray II
Chief Executive Officer, Chief Financial Officer, and Director